           Smith
                  &
                                                  Company

A Professional Corporation of Certified Public Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Davi Skin, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2004 in the Form 10-KSB of Davi Skin, Inc. (formerly known as MW Medical, Inc.) for the fiscal year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

/s/ Smith & Company
Salt Lake City, Utah
September 13, 2004

4764 South 900 East, Suite 1 • Salt Lake City, Utah 84117-4977
Telephone: (801) 281-4700 • Facsimile: (801) 281-4701
E-mail: smithcocpa@earthlink.net
Members: American Institute of Certified Public Accountants • Utah Association of Certified Public Accountants

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